Exhibit 99.1

FOR IMMEDIATE RELEASE October 23, 2013	For More Information Contact: Roy D. Jones, Chief Financial Officer (864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Reports Third Quarter Net Income of $22.2 Million

Results Include Reversal of Substantially All of the Deferred Tax Asset Valuation Allowance

Greenville, S.C. – Palmetto Bancshares, Inc. (NASDAQ: PLMT) (the “Company”) reported third quarter 2013 net income of $22.2 million ($1.75 per diluted share) compared to second quarter 2013 net income of $1.5 million ($0.12 per diluted share). For the nine months ended September 30, 2013, net income was $25.9 million ($2.04 per diluted share) compared to a net loss of $4.6 million ($0.36 per diluted share) for the nine months ended September 30, 2012. Results for both the three and nine months ended September 30, 2013 reflect a non-cash income tax benefit resulting from the reversal of substantially all of the valuation allowance on the Company’s net deferred tax asset.

Highlights for the third quarter 2013 are summarized as follows:

●	Net income before benefit for income taxes was $2.8 million, which increased from $1.9 million in the second quarter 2013.
●

Net income includes a benefit for income taxes of $19.4 million primarily associated with the reversal of substantially all of the valuation allowance on the Company’s net deferred tax asset, which was originally recorded in the fourth quarter 2010.

●	Net interest margin declined 9 basis points from the second quarter 2013 to 3.83%, reflecting a reduction in loan yields resulting from the continued low interest rate environment.
●

Noninterest income declined $958 thousand from the second quarter 2013 primarily due to lower mortgage banking income, lower securities gains, and lower Trust income as a result of the previously announced transfer of the Company’s Trust business to a third party under a revenue sharing agreement effective June 28, 2013. These declines were offset by higher services charges on deposit accounts resulting from a tiered NSF fee schedule implemented in June.

●

Non-credit expenses declined $465 thousand from the second quarter 2013 primarily due to one-time expenses recorded in the second quarter related to the revised Trust business model and other headcount reductions. Third quarter 2013 personnel and other expenses also declined as a result of the change in the Trust business model, as well as a similar change in the Company’s Brokerage business model effective August 1, 2013.

●

Credit-related expenses declined to $1.2 million from $2.9 million in the second quarter 2013. The second quarter included a $1.7 million writedown related to a single real estate development included in foreclosed real estate.

●

Period end loans held for investment increased $15.5 million from June 30, 2013 and have increased $18.5 million since December 31, 2012 reflecting stronger commercial and retail loan originations, funding of existing loan commitments, and retaining a portion of Small Business Administration (“SBA”) and residential mortgage loan production on the balance sheet.

●	Nonperforming assets decreased $2.4 million during the third quarter to $22.7 million.
●	The allowance for loan losses coverage ratio declined to 2.21% of gross loans from 2.32% at June 30, 2013.

“During the third quarter, we once again achieved solid profitability, net loan growth, and improved asset quality,” said Samuel L. Erwin, Chief Executive Officer. “Our sustained profitability over the past five quarters and expectations for continued profitability going forward positioned us to reverse substantially all of the valuation allowance on our net deferred tax asset during the quarter. This significant accounting event is one of the final confirming events of our return to more normal operations since the challenges resulting from the Great Recession. We continue to be pleased with the results of our focused and persistent efforts to return to high performing status.”

The discussion of the Company’s results of operations and financial condition below is supplemented by the accompanying financial tables.

Net Interest Income

Net interest income and net interest margin declined $177 thousand and 9 basis points during the third quarter 2013 to $10.0 million and 3.83%, respectively, primarily due to a reduction in loan yields and fees.

●	The overall yield on the loan portfolio declined as higher-yielding loans matured and were replaced with new loan originations at lower rates in the current low interest rate environment.
●	The overall decline in loan yield was offset slightly by a decline in the average rate on interest bearing liabilities which declined 1 basis point during the third quarter.
●	The Company expects additional reductions in the cost of funds during the fourth quarter 2013 as $71 million of time deposits are scheduled to mature at an average rate of 2.06%.
●

The Federal Reserve continues to maintain interest rates near historically low levels. The sustained level of low interest rates has an overall negative impact on earning asset yields and makes improvement in our net interest income and margin challenging.

Noninterest Income

Noninterest income decreased $958 thousand from the second quarter 2013, primarily due to the following:

●

A decrease in securities gains of $375 thousand as the Company incurred a net loss on the sale of securities of $44 thousand during the third quarter 2013 versus a net gain on the sale of securities of $331 thousand during the second quarter 2013.

●

A decrease in mortgage banking income of $189 thousand due to lower pricing on loans sold. Recent increases in interest rates on mortgage loans may result in a reduction in mortgage loan production over the remainder of the year to the extent such interest rate increases are sustained.

●

A decrease in fees for trust, investment management and brokerage services of $691 thousand primarily due to the previously announced transfer of the Company’s Trust business to a third party under a revenue sharing agreement effective June 28, 2013. Under the revenue sharing agreement, the Company earns a percentage of the gross revenues related to the assets under management and no longer incurs the related personnel and other expenses for the Trust business. Prior to the transfer, the Company earned the gross revenues on the Trust assets under management and incurred the related personnel and other expenses.

●	An increase in services charges on deposit accounts of $259 thousand resulting primarily from a tiered NSF fee schedule implemented in June.

Noninterest Expense

Total noninterest expense decreased $2.1 million during the third quarter 2013, primarily due to the following:

●

A decrease of $1.6 million in credit-related expenses due to a $1.7 million writedown in the second quarter 2013 on a single real estate development included in foreclosed real estate based upon receipt of an updated appraisal.

●	A decrease of $347 thousand of one-time expenses recorded in the second quarter 2013 related to the revised Trust business model and other headcount reductions.
●

A decrease of $448 thousand in salaries and other personnel expense resulting primarily from the change in the Trust business model effective June 28, 2013 and conversion of the Company’s Brokerage platform to a different broker-dealer effective August 1, 2013. Prior to the Trust transition and the Brokerage platform conversion, the Company employed the Trust and Brokerage team members and incurred the related personnel expenses; subsequently, the Trust and Brokerage team members became employees of the third party firms and, as a result, the Company no longer incurs such expenses.

●	An increase of $244 thousand in the provision for unfunded commitments to lend.
●	The Company remains focused on strategic efficiency to address the increased regulatory compliance costs, revenue pressures on fee income and net interest margin challenges.

Benefit for Income Taxes and Valuation Allowance on Net Deferred Tax Asset

During the third quarter 2013, the Company reversed substantially all of its valuation allowance on its net deferred tax asset at June 30, 2013, resulting in a benefit for income taxes of $19.4 million.

●

Of the $30.5 million valuation allowance at June 30, 2013, the Company anticipates that it will be able to realize $22.0 million of the tax benefits against which the valuation allowance was originally established in the fourth quarter 2010 based on the past five quarters of profitability and expectations for future taxable income.

●	Of this amount, $21.0 million was reversed as a benefit for income taxes in the third quarter 2013.
●	Another $1.0 million is expected to be reversed during the fourth quarter 2013 based on intra-period tax allocation rules.
●

The remaining $8.5 million of valuation allowance was written-off against the related deferred tax asset during the third quarter 2013 as the Company determined that it is probable that these assets will expire without being utilized as a result of limitations on their deductibility resulting from the change in control that occurred upon consummation of the Company’s private placement of common stock in October 2010.

●

The benefit for income taxes for the third quarter 2013 also reflects a provision for estimated state income taxes since South Carolina tax law does not allow the use of net operating loss carryforwards as an offset to current period taxable income and the Federal alternative minimum tax.

Credit Quality

Nonperforming assets of $22.7 million at September 30, 2013 decreased $2.4 million during the third quarter as a result of continued problem asset resolution activities.

●	During the third quarter, the Company sold a $1.6 million nonaccrual loan.
●

Loans 90 days past due and still accruing interest increased $1.7 million. This balance is comprised of one loan that is well-secured, in the process of collection and is expected to be brought current by the end of the first quarter 2014.

●	The Company remains focused on aggressively resolving its few remaining problem assets, which have decreased 83% from the peak at March 31, 2010.
●	Net charge-offs were $1.2 million during the third quarter 2013 (0.62% of average loans, annualized), compared to $922 thousand (0.50% of average loans, annualized) during the second quarter 2013.
●	Past due loans were 0.63% of loans outstanding at September 30, 2013 compared to 0.40% at June 30, 2013.
●

The overall improvement in credit quality and reduced risk profile of the loan portfolio led to a reduction in the allowance for loan losses coverage ratio to 2.21% at September 30, 2013 compared to 2.32% at June 30, 2013.

Investment Securities and Trading Account Assets

The balance of investment securities available for sale declined $19.4 million during the third quarter 2013.

●	Proceeds from maturities, principal pay downs and sales were generally retained to fund loan growth and strategic reductions in time deposits.
●

At September 30, 2013 an after-tax net unrealized loss on the investment securities portfolio of $2.9 million was recorded in accumulated other comprehensive income. The net unrealized loss resulted from an increase in the level of longer-term interest rates that began during the second quarter 2013. The Company expects to receive the full principal amount of these securities if they are held to maturity.

●

The Company continues to evaluate the interest rate sensitivity of its investment securities portfolio in anticipation of continued rising interest rates. At September 30, 2013 the duration of the investment securities portfolio was 5.0 years.

●

During the third quarter 2013, the Company invested $5 million in a third party account that actively trades small and odd-lot municipal bonds. The investment is part of our strategy to generate alternative sources of income and to deploy excess liquidity pending sustained loan growth. The investment in this account was made in September 2013 and resulted in $41 thousand of income in the third quarter and $14 thousand of account management expenses.

Balance Sheet and Capital

Total assets were $1.1 billion at September 30, 2013 and increased $14.7 million during the third quarter primarily due to loan growth and the reduction in the valuation allowance on the net deferred tax asset.

●	The increase was partially offset by declines in cash and investment securities available for sale used to fund the growth in loans and further strategic reductions in time deposits.
●

The Company has been strategically reducing its time deposit balances to lower its costs of funds as part of its net interest margin management, particularly with respect to single-product clients that do not maintain other relationships with the Company.

●

Loans held for investment increased $15.5 million during the third quarter as the Company continued to experience stronger commercial and retail loan production. However, the economic environment continues to be sluggish, loan demand is uneven and the pricing on new loan originations remains extremely competitive.

●	The Company’s banking subsidiary, The Palmetto Bank, met all regulatory required minimum capital ratios and continued to be categorized as “well-capitalized” at September 30, 2013.

“Our results for the third quarter reflect our continued hard work navigating through the challenging economic environment,” continued Erwin. “We continue to enhance the type of and delivery channels for our products and services, invest in technology solutions, and expand our niche businesses. These strategic actions are being taken to both meet the evolving demands of the marketplace and to generate improving financial results for our shareholders.”

About The Palmetto Bank: Headquartered in Greenville, South Carolina, The Palmetto Bank is a 107-year old state-chartered community bank and is the third largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.1 billion and serves the Upstate through 25 branch locations in nine counties of the Upstate of South Carolina, as well as 24/7/365 service through online and mobile banking and ATMs. The Bank has a unique understanding of the Upstate market and delivers local decision making with greater responsiveness to clients. Through its Retail, Commercial and Wealth Management lines of business, the Bank specializes in providing financial solutions to consumers and small to mid-size businesses with deposit and cash management products, loans (including consumer, Small Business Administration, commercial, corporate, mortgage, credit card and automobile), lines of credit, trust, brokerage, private banking, financial planning and insurance. Recently recognized by several international publications for innovative client technology solutions, the Bank provides solutions that improve the client experience by providing clients the ability to bank whenever they want, wherever they want. Additional information may be found at the Bank's website at palmettobank.com or on Facebook.

# # #

Addendum to News Release – Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

						September 30,
	September 30,	June 30,	March 31,	December 31,	September 30,	2013 vs. 2012
	2013	2013	2013	2012	2012	% Change

Cash and cash equivalents	$55,743	$62,668	$60,762	$101,385	$69,060	(19.3)%
Investment securities available for sale, at fair value	227,079	246,501	265,798	264,502	290,805	(21.9)
Trading account assets	5,027	-	-	-	-	n/m
Mortgage loans held for sale	1,865	2,934	7,056	6,114	3,795	(50.9)
Other loans held for sale	-	-	776	776	7,088	(100.0)

Loans, gross	756,814	741,355	730,764	738,282	733,940	3.1
Less: allowance for loan losses	(16,706)	(17,218)	(17,470)	(17,825)	(18,338)	(8.9)
Loans, net	740,108	724,137	713,294	720,457	715,602	3.4

Foreclosed real estate	7,928	8,296	11,057	10,911	11,609	(31.7)
Deferred tax asset, net	22,197	1,273	-	-	-	n/m
Other assets	39,950	39,413	40,548	41,311	41,772	(4.4)
Total assets	$1,099,897	$1,085,222	$1,099,291	$1,145,456	$1,139,731	(3.5)%

Noninterest bearing deposits	$187,150	$188,197	$180,290	$179,695	$176,909	5.8%
Interest bearing deposits	757,662	770,644	791,906	843,547	839,320	(9.7)
Total deposits	944,812	958,841	972,196	1,023,242	1,016,229	(7.0)

Retail repurchase agreements	24,640	18,312	17,706	15,357	18,636	32.2
Other liabilities	9,499	8,953	9,580	8,477	10,979	(13.5)
Total liabilities	978,951	986,106	999,482	1,047,076	1,045,844	(6.4)

Shareholders' equity	120,946	99,116	99,809	98,380	93,887	28.8

Total liabilities and shareholders' equity	$1,099,897	$1,085,222	$1,099,291	$1,145,456	$1,139,731	(3.5)%

Other Data and Ratios
% of loans past due	0.63%	0.40%	0.85%	1.03%	0.59%	6.8%
Nonperforming loans	$14,735	$16,752	$17,106	$15,848	$19,879	(25.9)
Nonperforming assets	22,706	25,081	28,194	26,839	31,526	(28.0)
90-days past due and still accruing interest	1,723	-	-	-	-	n/m
ALL as % of loans held for investment	2.21%	2.32%	2.39%	2.41%	2.50%	(11.6)
Net charge-offs (quarterly)	$1,158	$922	$705	$1,838	$541	114.0

Outstanding common shares	12,783,019	12,772,344	12,762,452	12,754,045	12,751,690	0.2
Book value per common share	$9.46	$7.76	$7.82	$7.71	$7.36	28.5
Closing market price per share of common stock	13.04	13.00	11.60	8.33	8.50	53.4

Tier 1 risk-based capital (consolidated)	14.26%	13.67%	13.48%	13.16%	12.59%	13.3
Total risk-based capital (consolidated)	15.52	14.93	14.74	14.42	13.85	12.1
Tier 1 leverage ratio (consolidated)	10.95	10.06	9.63	9.18	8.96	22.2

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Statements of Income

(dollars in thousands)

(unaudited)

	For the Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013 vs. 2012 % Change
Interest income
Interest earned on cash and cash equivalents	$24	$24	$35	$37	$49	(51.0)%
Dividends received on FHLB stock	8	21	-	12	10	(20.0)
Interest earned on trading account assets	5	-	-	-	-	n/m
Interest earned on investment securities available for sale	1,010	964	1,010	1,006	1,105	(8.6)
Interest and fees earned on loans	9,476	9,719	9,819	9,812	9,912	(4.4)
Total interest income	10,523	10,728	10,864	10,867	11,076	(5.0)

Interest expense
Interest expense on deposits	475	502	895	1,178	1,226	(61.3)
Interest expense on retail repurchase agreements	-	1	-	-	1	-
Total interest expense	475	503	895	1,178	1,227	(61.3)

Net interest income	10,048	10,225	9,969	9,689	9,849	2.0

Provision for loan losses	645	670	350	1,325	600	7.5

Net interest income after provision for loan losses	9,403	9,555	9,619	8,364	9,249	1.7

Noninterest income
Service charges on deposit accounts, net	1,862	1,603	1,554	1,713	1,635	13.9
Fees for trust and investment management and brokerage services	214	905	769	746	757	(71.7)
Mortgage-banking	375	564	571	797	709	(47.1)
Automatic teller machine	329	259	230	225	210	56.7
Bankcard services	70	64	60	64	64	9.4
Investment securities gains (losses), net	(44)	331	-	635	-	n/m
Gain on sale of branches	-	-	-	-	568	-
Other	473	511	561	622	392	20.7
Total noninterest income	3,279	4,237	3,745	4,802	4,335	(24.4)

Noninterest expense
Salaries and other personnel	4,862	5,310	5,098	4,940	5,205	(6.6)
Occupancy and equipment	2,004	1,965	1,967	1,913	1,867	7.3
Professional services	491	556	427	406	419	17.2
FDIC deposit insurance assessment	355	358	370	381	383	(7.3)
Marketing	267	338	142	400	422	(36.7)
Foreclosed real estate writedowns and expenses	173	2,280	452	258	693	(75.0)
Loss (gain) on other loans held for sale	-	(326)	-	1,122	4	(100.0)
Loan workout expenses	410	240	212	651	235	74.5
Other	1,273	1,190	1,707	1,256	1,630	(21.9)
Total noninterest expense	9,835	11,911	10,375	11,327	10,858	(9.4)

Income before provision (benefit) for income taxes	2,847	1,881	2,989	1,839	2,726	(4.4)

Provision (benefit) for income taxes	(19,386)	382	813	(871)	(436)	n/m

Net income	$22,233	$1,499	$2,176	$2,710	$3,162	(603.1)%

Other Data and Ratios
Basic net income per common share	$1.76	$0.12	$0.17	$0.21	$0.25	(602.3)%
Diluted net income per common share	1.75	0.12	0.17	0.21	0.25	(598.0)
Net interest margin	3.83%	3.92%	3.77%	3.50%	3.59%	6.7
Efficiency ratio	73.8	82.4	75.7	78.2	76.6	(3.6)
Return on average assets	8.16	0.55	0.79	0.94	1.10	n/m
Return on average equity	87.51	5.92	8.85	11.11	13.79	n/m

Full Time Equivalent Employees - including contractors (period end)	306.0	314.0	324.0	324.0	326.0	(6.1)

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Statements of Income (Loss)

(dollars in thousands)

(unaudited)

	For the Nine Months Ended September 30,		2013 vs. 2012
	2013	2012	% Change
Interest income
Interest earned on cash and cash equivalents	$83	$172	(51.7)%
Dividends received on FHLB stock	29	35	(17.1)
Interest on trading account securities	5	-	n/m
Interest earned on investment securities available for sale	2,984	4,053	(26.4)
Interest and fees earned on loans	29,014	30,263	(4.1)
Total interest income	32,115	34,523	(7.0)

Interest expense
Interest expense on deposits	1,872	3,958	(52.7)
Interest expense on retail repurchase agreements	1	2	(50.0)
Total interest expense	1,873	3,960	(52.7)

Net interest income	30,242	30,563	(1.1)

Provision for loan losses	1,665	11,750	(85.8)

Net interest income after provision for loan losses	28,577	18,813	51.9

Noninterest income
Service charges on deposit accounts, net	5,019	4,978	0.8
Fees for trust and investment management and brokerage services	1,888	2,346	(19.5)
Mortgage-banking	1,510	2,342	(35.5)
Automatic teller machine	818	699	17.0
Bankcard services	194	183	6.0
Investment securities gains, net	287	9,859	(97.1)
Gain on sale of branches	-	568	(100.0)
Other	1,545	1,253	23.3
Total noninterest income	11,261	22,228	(49.3)

Noninterest expense
Salaries and other personnel	15,270	16,148	(5.4)
Occupancy and equipment	5,936	5,920	0.3
Professional services	1,474	1,309	12.6
FDIC deposit insurance assessment	1,083	1,480	(26.8)
Marketing	747	984	(24.1)
Foreclosed real estate writedowns and expenses	2,905	9,027	(67.8)
Loss (gain) on other loans held for sale	(326)	2,538	(112.8)
Loan workout expenses	862	622	38.6
Other	4,170	3,995	4.4
Total noninterest expense	32,121	42,023	(23.6)

Income (loss) before provision for income taxes	7,717	(982)	(885.8)

Provision (benefit) for income taxes	(18,191)	3,592	(606.4)

Net income (loss)	$25,908	$(4,574)	(666.4)%

Other Data and Ratios
Basic net income (loss) per common share	$2.05	$(0.36)	(668.7)%
Diluted net income (loss) per common share	2.04	(0.36)	(665.9)
Net interest margin	3.84%	3.61%	6.4
Efficiency ratio	77.4	79.6	(2.7)
Return on average assets	3.16	(0.58)	n/m
Return on average equity	34.39	(6.83)	n/m

Full Time Equivalent Employees - including contractors (period end)	306.0	326.0	(6.1)